Exhibit 1.1

NISSAN AUTO LEASE TRUST 2026-B

$127,200,000, 3.949% Asset-Backed Notes, Class A-1

$414,000,000, 4.44% Asset-Backed Notes, Class A-2a

$80,000,000, SOFR Rate + 0.36% Asset-Backed Notes, Class A-2b

$494,000,000, 4.69% Asset-Backed Notes, Class A-3

$84,800,000, 4.78% Asset-Backed Notes, Class A-4

$49,940,000, 4.87% Asset-Backed Notes, Class B

$39,800,000, 5.08% Asset-Backed Notes, Class C

UNDERWRITING AGREEMENT

July 21, 2026

Citigroup Global Markets Inc.

388 Greenwich Street, Floor 6

New York, New York 10013

as Representative of the several Underwriters

Dear Sirs and Madams:

Nissan Motor Acceptance Company LLC, a Delaware limited liability company (“NMAC” or “Servicer”), and Nissan Auto Leasing LLC II, a Delaware limited liability company (the “Depositor”), hereby confirm their agreement with Citigroup Global Markets Inc. (the “Representative”) and the several underwriters named in Schedule A hereto (together with the Representative, collectively, the “Underwriters”) with respect to the purchase by the Underwriters of $127,200,000 aggregate principal amount of 3.949% Asset-Backed Notes, Class A-1 (the “Class A-1 Notes”), $414,000,000 aggregate principal amount of 4.44% Asset-Backed Notes, Class A-2a (the “Class A-2a Notes”), $80,000,000 aggregate principal amount of SOFR Rate + 0.36% Asset-Backed Notes, Class A-2b (the “Class A-2b Notes” and, together with the Class A-2a Notes, the “Class A-2 Notes”), $494,000,000 aggregate principal amount of 4.69% Asset-Backed Notes, Class A-3 (the “Class A-3 Notes”), $84,800,000 aggregate principal amount of 4.78% Asset-Backed Notes, Class A-4 (the “Class A-4 Notes”), $49,940,000 aggregate principal amount of 4.87% Asset-Backed Notes, Class B (the “Class B Notes”) and $39,800,000 aggregate principal amount of 5.08% Asset-Backed Notes, Class C (the “Class C Notes”) (collectively, the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes, the Class B Notes and the Class C Notes are referred to herein as the “Notes”), of Nissan Auto Lease Trust 2026-B, a Delaware statutory trust (the “Issuing Entity”), which Notes the Depositor proposes to sell to the Underwriters under the terms and conditions herein.

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Simultaneously with the issuance of the Notes, the Depositor will cause the Issuing Entity to issue an Asset-Backed Certificate (the “Trust Certificate”) representing 100% beneficial interest in the Issuing Entity. The Notes and the Trust Certificate shall collectively be referred to herein as the “Securities.” The Notes will be issued pursuant to an indenture (the “Indenture”), dated as of the Closing Date (as defined herein), between the Issuing Entity and U.S. Bank Trust Company, National Association, as indenture trustee (in such capacity, the “Indenture Trustee”). The Trust Certificate will be issued pursuant to an amended and restated trust agreement, dated as of the Closing Date (the “Trust Agreement”), between the Depositor and Wilmington Trust, National Association, as owner trustee (in such capacity, the “Owner Trustee”). Each Note will represent an obligation of, and the Trust Certificate will represent an undivided interest in, the Issuing Entity. The Trust Certificate will be subordinated to the Notes to the extent described in the Indenture and the Trust Agreement.

Pursuant to a limited liability company agreement, dated as of April 1, 2021 (the “Titling Company Agreement”), among NILT LLC, as member (“NILT LLC” and in such capacity, the “Member”), NMAC, as administrator, and U.S. Bank Trust Company, National Association, as titling company registrar (in such capacity, the “Titling Company Registrar”), Nissan-Infiniti LT LLC, a Delaware limited liability company (the “Titling Company”), was created to take assignments and conveyances of and hold in trust various leases, vehicles and certain related assets (collectively, the “Titling Company Assets”).

Pursuant to the 2026-B Series Supplement to the Titling Company Agreement, dated as of the Closing Date (the “2026-B Series Supplement”, and together with the Titling Company Agreement, the “Series LLC Agreement”), among the parties to the Titling Company Agreement, the Member will establish and form a separate limited liability company series interest to be known as the “2026-B Series Interest” (the “2026-B Series”). The Member will allocate to and associate with the 2026-B Series a portfolio consisting of the 2026-B Leases, the 2026-B Vehicles and certain other related assets (collectively, the “2026-B Series Assets”). The Titling Company Assets (including the 2026-B Series Assets) will be serviced by the Servicer pursuant to an amended and restated servicing agreement, dated as of April 1, 2021, as may be further amended or modified from time to time, and as supplemented by a 2026-B servicing supplement, dated as of the Closing Date (collectively, the “Servicing Agreement”), in each case among the Titling Company, NILT LLC and the Servicer.

In connection with the creation of the 2026-B Series, the Titling Company will issue to NILT LLC a certificate (the “2026-B Series Certificate”) representing the entire limited liability company series interest in the 2026-B Series. Pursuant to a series certificate sale agreement, dated as of the Closing Date (the “Series Certificate Sale Agreement”), between NILT LLC, as transferor, and the Depositor, as transferee, NILT LLC will sell the 2026-B Series Certificate to the Depositor. Pursuant to a series certificate transfer agreement, dated as of the Closing Date (the “Series Certificate Transfer Agreement”), between the Depositor, as transferor, and the Issuing Entity, as transferee, the Depositor will sell the 2026-B Series Certificate to the Issuing Entity. This Underwriting Agreement (this “Agreement”), the Indenture, the Trust Agreement, the Series LLC Agreement, the Series Certificate Sale Agreement, the Servicing Agreement, the Series Certificate Transfer Agreement, the asset representations review agreement dated as of the Closing Date (the “Asset Representations Review Agreement”), among the Issuing Entity, NMAC, and Clayton Fixed Income Services LLC, as asset representations reviewer, and the administration agreement of the Issuing Entity dated as of the Closing Date (the “Administration Agreement”), among the Issuing Entity, the Indenture Trustee and NMAC, as administrator, are referred to herein collectively as the “Basic Documents.” Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in Annex A to the Series Certificate Sale Agreement.

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With respect to all terms in this Agreement, the singular includes the plural and the plural includes the singular; words importing any gender include the other genders; references to “writing” include printing, typing, lithography and other means of reproducing words in a visible form; references to agreements and other contractual instruments include all subsequent amendments, amendments and restatements and supplements thereto or changes therein entered into in accordance with their respective terms and not prohibited by this Agreement; references to Persons include their permitted successors and assigns; references to laws include their amendments and supplements, the rules and regulations thereunder and any successors thereto; the term “including” means “including without limitation;” and the term “or” is not exclusive.

Unless otherwise stated, references to “Section” mean Sections of this Agreement.

NMAC and the Depositor hereby agree with the Underwriters as follows:

Section 1. Representations and Warranties.

(a) Representations and Warranties by NMAC and the Depositor. Each of NMAC and the Depositor, jointly and severally, represents and warrants to the Underwriters, as of the date hereof and as of the Closing Date referred to in Section 2(c), and agrees with the Underwriters as follows:

(i) Registration Statement, Preliminary Prospectus and Final Prospectus.

(A) A registration statement and Amendment No. 1 and Amendment No. 2 (File Nos. 333-282606 and 333-282606-01), including a form of prospectus relating to the Notes, has been filed on Form SF-3 with the Securities and Exchange Commission (the “Commission”) and has been declared effective by the Commission within the three years prior to the Closing Date and is still effective as of the date hereof under the Securities Act of 1933, as amended (the “Act”), and such registration statement either (x) is not proposed to be amended or (y) is proposed to be amended by amendment or post-effective amendment. If such registration statement (the “initial registration statement”) has been declared effective, either (A) any additional registration statement (the “additional registration statement”) relating to the Notes has been filed with the Commission pursuant to Rule 462(b) under the Act (“Rule 462(b)”) and declared effective upon filing, and the Notes have been registered under the Act pursuant to the initial registration statement and such additional registration statement or (B) any such additional registration statement proposed to be filed with the Commission pursuant to Rule 462(b) will become effective upon filing pursuant to Rule 462(b) and upon such filing the Notes will have been duly registered under the Act pursuant to the initial registration statement and such additional registration statement. If the

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Depositor and NMAC do not propose to amend the initial registration statement, any such additional registration statement or any post-effective amendment to either such registration statement filed with the Commission prior to the execution and delivery of this Agreement, then the most recent amendment (if any) to each such registration statement has been declared effective by the Commission within the three years prior to the Closing Date and is still effective as of the date hereof under the Act.

(B) For purposes of this Agreement, “Effective Time” with respect to the initial registration statement or, if filed prior to the execution and delivery of this Agreement, the additional registration statement means (A) if the Depositor and NMAC have advised the Representative that they do not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) under the Act or (B) if the Depositor and NMAC have advised the Representative that they propose to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission. If the Depositor and NMAC have advised the Representative that they propose to file, but have not filed, an additional registration statement, “Effective Time” with respect to such additional registration statement means the date and time as of which such registration statement is filed and becomes effective pursuant to Rule 462(b).

(C) The initial registration statement and all amendments and supplements thereto, as amended at its Effective Time, including all information (A) contained in the additional registration statement (if any), (B) deemed to be a part of the initial registration statement as of the time of effectiveness of the additional registration statement (if any) pursuant to the General Instructions of the Form on which it is filed and (C) deemed to be a part of the initial registration statement as of its time of effectiveness pursuant to Rule 430A(b) under the Act (“Rule 430A(b)”), is hereinafter referred to as the “Initial Registration Statement.” The additional registration statement and all amendments and supplements thereto, as amended at its time of effectiveness, including the contents of the initial registration statement incorporated by reference therein and deemed to be a part of the additional registration statement as of its Effective Time pursuant to Rule 430A(b), is hereinafter referred to as the “Additional Registration Statement.” The Initial Registration Statement, the Additional Registration Statement and all Incorporated Documents (defined below) are hereinafter referred to collectively as the “Registration Statements” and individually as a “Registration Statement.” As used herein, the term “Incorporated Documents”, when used with respect to the Registration Statement as of any date, means the documents incorporated or deemed to be incorporated by reference in the Registration Statement (i) as of such date pursuant to Item 10 of Form SF-3 or pursuant to a no-action letter of the Commission or (ii) as of any other date pursuant to Rule 430D(f) under the Act. A

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preliminary prospectus, dated July 14, 2026, relating to the Notes, will be filed with the Commission in connection with the offering of the Notes and sale of the Notes pursuant to and in accordance with Rule 424(h) under the Act (“Rule 424(h)”) within the time period required thereby (together, including all material incorporated by reference therein, the “Preliminary Prospectus”). A free writing prospectus, dated July 14, 2026, relating to the ratings on the Notes (the “Ratings Free Writing Prospectus”) will be filed with the Commission in accordance with Section 7 (to the extent required by Rule 433 under the Act). A final prospectus, dated July 21, 2026, relating to the Notes, will be filed with the Commission in connection with the offering of the Notes and sale of the Notes pursuant to and in accordance with Rule 424(b) under the Act (“Rule 424(b)”) within the time period required thereby (together, including all material incorporated by reference therein, the “Final Prospectus”).

(D) The conditions to the use of a registration statement on Form SF-3 under the Act and the conditions of Rule 415 under the Act, including the Registrant Requirements set forth in General Instruction I.A. of Form SF-3, have been satisfied as of the date of this Agreement and will be satisfied as of the Closing Date. The conditions to the offering of the Notes on Form SF-3 under the Act, as stated in the Transaction Requirements set forth in General Instruction I.B. of Form SF-3, will be satisfied as of the Closing Date.

(ii) Compliance with Laws; Disclosures.

(A) (I) On the effective date of any Registration Statement whose Effective Time is prior to the execution and delivery of this Agreement, each such Registration Statement conformed, (II) on the date of this Agreement, each such Registration Statement conforms and (III) on any related effective date of the Registration Statement subsequent to the date of this Agreement and on the Closing Date (as defined in Section 2(c) hereof), each such Registration Statement will conform, in all respects to the requirements of the Act and the Rules and Regulations and the Trust Indenture Act of 1939, as amended (the “1939 Act”), except where such failure to conform would not have a material adverse effect on the Depositor’s or the Servicer’s respective ability to perform its obligations under the Basic Documents, and at such times each such Registration Statement, as amended, did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(B) As of 3:05 p.m. (New York time), July 21, 2026 (the “Date of Sale”), which shall be the date and time of the first contract of sale for the Notes, and at the time of filing of the Preliminary Prospectus pursuant to Rule 424(h) (or if no such filing is required, at the effective date of the Additional Registration Statement that includes the Preliminary Prospectus), the Preliminary Prospectus, together with the Ratings Free Writing Prospectus, did not include, does not include and will not include, any untrue statement of a material fact, nor did, does or will the Preliminary Prospectus, together with the Ratings Free Writing Prospectus, omit to state any

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material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that no representation or warranty is made with respect to the omission of pricing and price-dependent information, which information shall appear only in the Final Prospectus).

(C) As of the date of the first use of the Final Prospectus, at the time of filing of the Final Prospectus pursuant to Rule 424(b) (or if no such filing is required, at the effective date of the Additional Registration Statement that includes the Final Prospectus), on the date of this Agreement and at the Closing Date, the Final Prospectus, as amended and supplemented as of such dates, does and will conform in all respects to the requirements of the Act and the Rules and Regulations, except where such failure to conform would not have a material adverse effect on the Depositor’s or the Servicer’s respective ability to perform its obligations under the Basic Documents, and does not include, and will not include, any untrue statement of a material fact, nor did, does or will the Final Prospectus, as amended and supplemented as of such dates, omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(D) Clauses (A) through (C) of this Section 1(a)(ii) do not apply to statements in or omissions from the Registration Statement, the Preliminary Prospectus, the Ratings Free Writing Prospectus or the Final Prospectus based upon Underwriter Information (as defined herein) or to that part of the Registration Statement which constitutes the Statement of Qualification under the 1939 Act on Form T-1 (the “Form T-1”) of the Indenture Trustee (which will be represented and warranted to by the Indenture Trustee). If the time of effectiveness of the Registration Statement is subsequent to the date of this Agreement, no Additional Registration Statement has been or will be filed.

(iii) Trust Indenture Act. As of the Closing Date, the Indenture has been qualified under the 1939 Act.

(iv) No Material Adverse Effect. Since the respective date as of which information is given in the Preliminary Prospectus, the Ratings Free Writing Prospectus and the Final Prospectus, as then amended or supplemented, except as otherwise set forth therein (exclusive of amendments or supplements after the date hereof), there has been no material adverse effect in the condition, financial or otherwise, earnings or business affairs, whether or not arising out of the ordinary course of business, of the Depositor or any of its affiliates (as such term is defined in Rule 501(b) under the Act) (each, an “Affiliate”), or in the ability of such entity to perform its obligations under each Basic Document to which it is a party or by which it may be bound. Except as otherwise indicated by the context, all references to the term “material” in this Agreement that refer to the Depositor or its Affiliates, or any of them, shall be interpreted in proportion to the business of NMAC and its consolidated subsidiaries, as a whole, and not in proportion to the business of the Depositor or its Affiliate(s), individually.

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(v) Issuance of the Notes. The Notes have been duly authorized and, at the Closing Date, when executed, authenticated, issued and delivered in the manner provided for in the Indenture and delivered against the consideration therefor, will constitute valid and binding obligations of the Issuing Entity, enforceable against the Issuing Entity in accordance with their terms, except as the enforcement may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), moratorium, reorganization or other similar laws affecting enforcement of creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture and Trust Agreement.

(vi) Description of Notes and Basic Documents. The Notes and each of the Basic Documents conform in all respects to the description thereof and the statements relating thereto contained in the Registration Statement, the Preliminary Prospectus and the Final Prospectus, as then amended or supplemented, and will be in substantially the respective forms previously delivered to the Representative, except where such failure to conform would not have a material adverse effect on the Depositor’s or the Servicer’s respective ability to perform its obligations under the Basic Documents.

(vii) Series Certificate. The 2026-B Series Certificate conforms in all material respects to the descriptions thereof and the statements relating thereto contained in the Registration Statement, the Preliminary Prospectus and the Final Prospectus, as then amended or supplemented, and the 2026-B Series Certificate has been duly and validly authorized and, when executed, issued, authenticated and delivered in accordance with the Series LLC Agreement, will be duly and validly issued and outstanding and entitled to the benefits of the Series LLC Agreement.

(viii) Investment Company Act; Volcker Rule. None of NMAC, the Depositor, NILT LLC, the Titling Company or the Issuing Entity is required to be registered as an “investment company” under the Investment Company Act. The Issuing Entity is not a “covered fund” under Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder.

(ix) Allocation of 2026-B Series Assets. At or prior to the Closing Date, the Member will identify 2026-B Leases and 2026-B Vehicles to be allocated to and associated with the 2026-B Series Assets. Each of the 2026-B Leases and 2026-B Vehicles allocated to and associated with the 2026-B Series Assets at the Closing Date will meet the eligibility criteria for selection described in the Series LLC Agreement and the Servicing Agreement.

(x) Payment of Taxes, Fees and Other Charges. Any material taxes, fees and other governmental charges that have been assessed and are known to the Depositor to be due in connection with the execution, delivery and performance of this Agreement and the other Basic Documents and any other agreements contemplated herein or therein shall have been paid or will be paid at or prior to the Closing Date to the extent then due.

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(xi) Representations and Warranties. The representations and warranties of each of the Depositor, the Issuing Entity and NMAC in each Basic Document to which it is a party are true and correct in all material respects.

(xii) Independent Public Accountants. The nationally recognized accounting firm referenced in Section 7(b) is independent from the Depositor and Servicer.

(xiii) Not Ineligible Issuing Entity. The Depositor is not, and on the date on which the first bona fide offer of the Notes was made, was not an “ineligible issuer” as defined in Rule 405 of the Rules and Regulations.

(xiv) Written Communications. Other than the Preliminary Prospectus, the Ratings Free Writing Prospectus, the Final Prospectus and any materials included in one or more “road shows” (as defined in Rule 433(h) under the Act) relating to the Notes (each, a “Road Show”) authorized or approved by the Depositor and NMAC, neither the Depositor nor NMAC (including their respective agents and representatives other than the Underwriters in their capacity as such) has made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Act) that constitutes an offer to sell or solicitation of an offer to buy the Notes.

(xv) No Other Contract Required. Neither the Depositor nor NMAC knows of any contract or other document of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement, the Preliminary Prospectus or the Final Prospectus, as then amended and supplemented, which is not filed (or, as applicable, will not be filed within the prescribed time period) or described as required.

(xvi) Rating Agency Representation. NMAC has executed and delivered a written representation (each, a “17g-5 Representation”) to each rating agency hired to rate the Notes (each a “Rating Agency”, and collectively the “Rating Agencies”) that it will take the actions specified in paragraphs (a)(3)(iii)(A) through (E) of Rule 17g-5 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (“Rule 17g-5”). NMAC has complied and has caused the Depositor to comply with each 17g-5 Representation, other than any breach of a 17g-5 Representation that would not have a material adverse effect on the Noteholders.

(xvii) Third-Party Due Diligence Services. NMAC has engaged a nationally recognized accounting firm to perform a comparison of certain information in a data tape with respect to the 2026-B Series Assets prepared by NMAC to certain randomly selected 2026-B Leases and 2026-B Vehicles (the “Third-Party Due Diligence Services”). NMAC has not engaged any other third-party due diligence services providers with respect to the 2026-B Series Assets. All “third-party due diligence reports” generated in connection with the Third-Party Due Diligence Services are, as between the parties to this Agreement, deemed to have been obtained by NMAC pursuant to Rules 15Ga-2(a) and (b). NMAC has timely complied with all of its legal obligations with respect to any reports generated as a result of any such engagement pursuant to Rules 15Ga-2 and 17g-10 under the Exchange Act.

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(xviii) Credit Risk Retention. NMAC has complied, and is the appropriate entity to comply, with all requirements imposed on the “sponsor of a securitization transaction” in accordance with the final rules contained in Regulation RR, 17 C.F.R. §246.1, et seq. (the “Credit Risk Retention Rules”), in each case directly or (to the extent permitted by the Credit Risk Retention Rules) through one or more of its majority-owned affiliates (as defined in the Credit Risk Retention Rules, each a “Majority-Owned Affiliate”). On the Closing Date, NMAC or one or more of its Majority-Owned Affiliates will hold an “eligible horizontal residual interest” (as defined in the Credit Risk Retention Rules) equal to at least 5% of the fair value of all the “ABS interests” (as defined in the Credit Risk Retention Rules) in the Issuing Entity issued as part of the transactions contemplated by the Basic Documents, determined as of the Closing Date using a fair value measurement framework under United States generally accepted accounting principles (such interest, the “Retained Interest”). NMAC has determined such fair value of the Retained Interest based on its own valuation methodology, inputs and assumptions and is solely responsible therefor.

(b) Representations and Warranties of the Depositor and the Depositor Member. Each of the Depositor and NMAC, jointly and severally, represents and warrants to the Underwriters, as of the date hereof and as of the Closing Date and agrees with the Underwriters as follows:

(i) Due Organization. The Depositor has been duly formed and is validly existing in good standing under the laws of the state of its formation, and all filings required at the date hereof under the laws of the state of its formation with respect to the due formation and valid existence of the Depositor have been made and the Depositor has the power and authority to own, lease and operate its properties and to conduct its business as described in the Preliminary Prospectus and the Final Prospectus, as then amended or supplemented, except where the failure to be in good standing would not have a material adverse effect on the Depositor’s ability to perform its obligations under each Basic Document to which it is a party, and to enter into and perform its obligations under the Basic Documents. NMAC has been duly formed and is validly existing in good standing under the laws of the state of its formation, and has the power and authority to own, lease and operate its properties and to conduct its business as described in the Preliminary Prospectus and the Final Prospectus, as then amended or supplemented, except where the failure to be in good standing would not have a material adverse effect on NMAC’s ability to perform its obligations under each Basic Document to which it is a party, and to enter into and perform its obligations under the Basic Documents. Each of the Depositor and NMAC is duly qualified as a foreign entity to transact business and is in good standing in each jurisdiction in which the conduct of its business or the lease or ownership of its property requires such qualification, except where the failure so to qualify or to be in good standing would not have a material adverse effect on its ability to perform its obligations under the Basic Documents.

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(ii) Absence of Defaults and Conflicts. Neither the Depositor nor NMAC is in violation of its organizational or governing documents, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any agreement, contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its properties or assets may be bound, which would have a material adverse effect on the Depositor’s or NMAC’s ability to perform its respective obligations under the Basic Documents or on the validity or enforceability thereof. The execution, delivery and performance by each of the Depositor or NMAC, as the case may be, of the Basic Documents, and the issuance and sale of the Notes and compliance with the terms and provisions thereof will not, subject to obtaining any consents or approvals as may be required under the securities or “blue sky” laws of various jurisdictions, (i) result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule, regulation, or order of any governmental agency or body or any court having jurisdiction over the Depositor or NMAC or their respective properties or any agreement or instrument to which either is a party or by which either is bound or to which any of their respective properties are subject, except where such breach, violation, or default would not have a material adverse effect on the transactions contemplated herein or on the Depositor’s or NMAC’s respective ability to perform its obligations under the Basic Documents, (ii) conflict with the Depositor’s or NMAC’s organizational or governing documents, or (iii) result in the creation or imposition of any Lien (except as permitted by the Basic Documents) upon any of the Depositor’s or NMAC’s property or assets, except for Liens that, individually or in the aggregate, will not have a material adverse effect on either of the Depositor’s or NMAC’s ability to perform its respective obligations under the Basic Documents.

(iii) Absence of Proceedings. Other than as disclosed in the Preliminary Prospectus and the Final Prospectus, as then amended or supplemented (exclusive of amendments or supplements after the date hereof), there is no action, suit or proceeding (whether individually or in the aggregate) before or by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of each of the Depositor and NMAC, threatened, against or affecting the Depositor or NMAC that could reasonably be expected to have any material adverse effect on either the Depositor’s or NMAC’s ability to perform its respective obligations under the Basic Documents.

(iv) Absence of Further Requirements. No authorization, approval or consent of any court, governmental authority or agency or any other person is necessary in connection with (A) the issuance of the Series Certificate, (B) the issuance of the Securities or the offering and sale of the Notes, (C) the execution, delivery and performance by the Depositor or NMAC of this Agreement or any Basic Document to which it is a party or (D) the consummation by the Depositor or NMAC of the transactions contemplated hereby or thereby, except such authorizations, approvals or consents as have been obtained and are in full force and effect as of the Closing Date, or where the failure to obtain such consent, approval, authorization or order of, or filing with any court or governmental agency or body could not reasonably be expected to have a material adverse effect on the consummation of the transactions contemplated by this Agreement.

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(v) Possession of Licenses and Permits. Each of the Depositor and NMAC possesses all material certificates, authorizations, licenses and permits issued by the appropriate state, federal or foreign regulatory agencies or bodies as are necessary to conduct the business now operated by it; all such certificates, authorizations, licenses and permits are valid and in full force and effect except where such invalidity or failure to be in full force and effect could not reasonably be expected to have a material adverse effect on the Depositor’s or NMAC’s ability to perform its respective duties under the Basic Documents; and neither the Depositor nor NMAC has received notice of proceedings relating to the revocation or modification of any such certificate, authorization, license or permit which, singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, could reasonably be expected to have a material adverse effect on the ability of either the Depositor or NMAC to perform its respective obligations under the Basic Documents.

(vi) Authorization of this Agreement. This Agreement has been duly authorized, executed and delivered by the Depositor and NMAC.

(vii) Authorization of Basic Documents. As of the Closing Date, each of the Basic Documents to which any of the Depositor, NMAC or the Issuing Entity is a party has been duly authorized, executed and delivered by each such entity, and (assuming the due authorization, execution and delivery thereof by the other parties thereto) constitutes the legal, valid and binding agreement of the Depositor and NMAC, as applicable, enforceable against such party in accordance with its respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), moratorium, reorganization or other similar laws affecting enforcement of creditors’ rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(viii) Leases. Each 2026-B Lease constitutes a “2026-B Eligible Lease” as of the date hereof or as of the Closing Date, as applicable.

(c) Representations and Warranties of the Titling Company and NILT LLC. NMAC, on behalf of the Titling Company and NILT LLC, each to the extent indicated below, represents and warrants to the Underwriters, as of the date hereof and as of the Closing Date referred to in Section 2(c), and agrees with the Underwriters as follows:

(i) No Material Adverse Effect. Since the respective date as of which information is given in the Preliminary Prospectus, the Ratings Free Writing Prospectus and the Final Prospectus, as then amended or supplemented, except as otherwise set forth therein (exclusive of amendments or supplements after the date hereof), there has been no material adverse effect in the condition, financial or otherwise, earnings or business affairs, whether or not arising out of the ordinary course of business, of the Titling Company or NILT LLC, or in the ability of either of them to perform its respective obligations under each Basic Document to which either of them is a party or by which either of them may be bound.

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(ii) Due Organization of the Titling Company and NILT LLC. Each of the Titling Company and NILT LLC has been duly formed and is validly existing in good standing under the laws of the state of its formation, and all filings required at the date hereof under the laws of the state of its formation with respect to the due formation and valid existence of Titling Company or NILT LLC, respectively, as an entity have been made. Each of the Titling Company and NILT LLC has the power and authority to own, lease and operate its properties and to conduct its business as described in the Preliminary Prospectus and the Final Prospectus, as then amended or supplemented, except where the failure to be in good standing would not have a material adverse effect on the Titling Company’s or NILT LLC’s ability to perform their respective obligations under each Basic Document to which the Titling Company or NILT LLC is a party, and to enter into and perform its obligations under the Basic Documents. Each of the Titling Company and NILT LLC is duly qualified as a foreign entity to transact business and is in good standing in each jurisdiction in which the conduct of its business or the lease or ownership of its property requires such qualification, except where the failure so to qualify or to be in good standing would not have a material adverse effect on the Titling Company’s or NILT LLC’s ability to perform its respective obligations under the Basic Documents.

(iii) Absence of Defaults and Conflicts. Neither the Titling Company nor NILT LLC is in violation of its organizational or governing documents, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any agreement, contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it or its properties or assets may be bound, which would have a material adverse effect on the Titling Company’s or NILT LLC’s ability to perform its respective obligations under the Basic Documents or on the validity or enforceability thereof. The execution, delivery, and performance by each of the Titling Company or NILT LLC, as the case may be, of the Basic Documents, and the issuance and sale of the Notes and compliance with the terms and provisions thereof will not, subject to obtaining any consents or approvals as may be required under the securities or “blue sky” laws of various jurisdictions, (i) result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule, regulation, or order of any governmental agency or body or any court having jurisdiction over the Titling Company or NILT LLC or their respective properties or any agreement or instrument to which either is a party or by which either is bound or to which any of their respective properties are subject, except where such breach, violation, or default would not have a material adverse effect on the Titling Company’s or NILT LLC’s ability to perform its respective obligations under the Basic Documents, (ii) conflict with the Titling Company’s or NILT LLC’s organizational or governing documents or (iii) result in the creation or imposition of any Lien (except as permitted by the Basic Documents) upon any of the Titling Company’s or NILT LLC’s property or assets, except for Liens that, individually or in the aggregate, will not have a material adverse effect on the Titling Company’s or NILT LLC’s ability to perform its respective obligations under the Basic Documents.

(iv) Absence of Proceedings. Other than as disclosed in the Preliminary Prospectus and the Final Prospectus, as then amended and supplemented (exclusive of any amendments or supplements after the date hereof), there is no action, suit or proceeding (whether individually or in the aggregate) before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of NMAC, threatened, against or affecting any of the Titling Company or NILT LLC that could reasonably be expected to have any material adverse effect on the Titling Company’s or NILT LLC’s ability to perform its respective obligations under the Basic Documents.

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(v) Absence of Further Requirements. No authorization, approval or consent of any court, governmental authority or agency or any other person is necessary in connection with the execution, delivery and performance by the Titling Company or NILT LLC of this Agreement, the Series LLC Agreement or any Basic Document to which any of them is a party or the consummation by any of them of the transactions contemplated hereby or thereby, except such authorizations, approvals or consents as will have been obtained and are in full force and effect as of the Closing Date, or where the failure to obtain such consent, approval, authorization or order of, or filing with any court or governmental agency or body could not reasonably be expected to have a material adverse effect on the consummation of the transactions contemplated by this Agreement.

(vi) Possession of Licenses and Permits. Each of the Titling Company and NILT LLC possesses all material certificates, authorizations, licenses and permits issued by the appropriate state, federal or foreign regulatory agencies or bodies as are necessary to conduct the business now operated by it; all such certificates, authorizations, licenses and permits are valid and in full force and effect except where such invalidity or failure to be in full force and effect could not reasonably be expected to have a material adverse effect on the Titling Company’s or NILT LLC’s ability to perform its respective obligations under the Basic Documents; and neither the Titling Company nor NILT LLC has received notice of any proceedings relating to the revocation or modification of any such certificate, authority, license or permit which, singly or in the aggregate, if the subject of any unfavorable decision, ruling or finding, could reasonably be expected to have a material adverse effect on the ability of the Titling Company or NILT LLC to perform its respective obligations under the Basic Documents.

(vii) Authorization of Basic Documents. As of the Closing Date, each Basic Document to which any of the Titling Company or NILT LLC is a party has been duly authorized, executed and delivered by the Titling Company or NILT LLC, as the case may be, and (assuming the due authorization, execution and delivery thereof by the other parties thereto) constitutes the legal, valid and binding agreement of the Titling Company and NILT LLC, as applicable, enforceable against such party in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), moratorium, reorganization or other similar laws affecting enforcement of creditors’ rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(viii) Title to 2026-B Series Assets. At the time of execution and delivery of the 2026-B Series Supplement on the Closing Date, the Titling Company will own the 2026-B Leases and hold marketable title to the 2026-B Vehicles, together with other rights relating to the 2026-B Vehicles and the 2026-B Leases being allocated to and associated with the 2026-B Series Assets, in each case free and clear of any Liens (except as permitted by the Basic Documents).

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(ix) Absence of Assignment of 2026-B Series Assets. As of the Closing Date, the Titling Company has not assigned to any Person any of its right, title or interest in any of the 2026-B Leases, related contract rights, 2026-B Vehicles or other related rights constituting the 2026-B Series Assets, or has obtained the release of each such prior assignment.

(x) Allocation of 2026-B Series Assets. As of the Closing Date, the Servicer has made the appropriate allocation of assets within the estate of the Titling Company to the 2026-B Series required by the Series LLC Agreement.

(xi) Leases. Each 2026-B Lease constitutes a “2026-B Eligible Lease” as of the date hereof or as of the Closing Date, as applicable.

(d) Officer’s Certificates. Any certificate respecting the Notes signed by any officer of the Depositor, NMAC or any of their respective Affiliates and delivered at the Closing Date to the Underwriters or to counsel to the Underwriters shall be deemed a representation and warranty by the Depositor, NMAC or such Affiliate, as the case may be, to the Underwriters as to the matters covered thereby.

Section 2. Sale and Delivery to Underwriters; Closing.

(a) Notes. On the basis of and in reliance on the representations, warranties and agreements herein contained and subject to the terms and conditions set forth herein, the Depositor agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase aggregate principal amounts of the Notes set forth opposite the names of the Underwriters in Schedule A hereto.

(b) Purchase Price. The Notes are to be purchased by the Underwriters at a purchase price equal to (i) in the case of the Class A-1 Notes, 99.88000% of the aggregate principal amount thereof, (ii) in the case of the Class A-2a Notes, 99.81812% of the aggregate principal amount thereof, (iii) in the case of the Class A-2b Notes, 99.82000% of the aggregate principal amount thereof, (iv) in the case of the Class A-3 Notes, 99.74208% of the aggregate principal amount thereof, (v) in the case of the Class A-4 Notes, 99.65759% of the aggregate principal amount thereof, (vi) in the case of the Class B Notes, 99.64425% of the aggregate principal amount thereof and (vii) in the case of the Class C Notes, 99.57424% of the aggregate principal amount thereof.

(c) Payment. Against payment of the purchase price by wire transfer of immediately available funds to the Depositor, the Depositor will deliver the Notes to the Representative, for the account of the Underwriters, at the office of Mayer Brown LLP, 71 S. Wacker Drive, Chicago, Illinois 60606 or at such other place as shall be agreed upon by the Representative, the Depositor and NMAC, on July 29, 2026 at 10:00 a.m., New York time, or at such other time not later than seven full Business Days thereafter as the Representative and the Depositor determine, such time being herein referred to as the “Closing Date”. The Notes to be so delivered will be initially represented by one or more certificates registered in the name of Cede & Co., the nominee of The Depository Trust Company (“DTC”). The interests of beneficial owners of the Notes will be represented by book entries on the records of DTC and participating members thereof. Definitive securities evidencing the Notes will be available only under the limited circumstances specified in the Indenture.

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Section 3. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Notes for sale to the public as set forth in the Preliminary Prospectus and the Final Prospectus.

Section 4. Covenants of NMAC and the Depositor. The Depositor covenants, and NMAC covenants with respect to Section 4(k) and Section 4(l), with the Underwriters as follows:

(a) Registration Statement, Preliminary Prospectus, Ratings Free Writing Prospectus and Final Prospectus. The Depositor will file the Preliminary Prospectus, the Ratings Free Writing Prospectus and the Final Prospectus with the Commission pursuant to and in accordance with Rule 424(h), Rule 433 and Rule 424(b), as applicable, within the prescribed time period. If the time of effectiveness of the Initial Registration Statement is prior to the execution and delivery of this Agreement and an Additional Registration Statement is necessary to register a portion of the Notes under the Act but the time of effectiveness thereof has not occurred as of such execution and delivery, the Depositor will file the Additional Registration Statement or a post-effective amendment thereto, as the case may be, with the Commission pursuant to and in accordance with Rule 462(b).

(b) Notice and Effect of Material Events. The Depositor will advise the Representative promptly of any proposal to amend or supplement the Registration Statement as filed or the Preliminary Prospectus, Ratings Free Writing Prospectus or the Final Prospectus and will not effect any such amendment or supplement without the Representative’s reasonable consent. The Depositor will advise the Representative promptly of the effectiveness of the Registration Statement (if the time of effectiveness of the Registration Statement is subsequent to the execution and delivery of this Agreement), of any amendment or supplement of the Registration Statement, the Preliminary Prospectus, the Ratings Free Writing Prospectus or the Final Prospectus and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement. The Depositor will use its best efforts to prevent the issuance of any such stop order and, if issued, to have such stop order lifted as soon as possible.

(c) Amendment to Preliminary Prospectus, Ratings Free Writing Prospectus and Final Prospectus. If, during such time when the delivery of a prospectus shall be required by law in connection with sales of any Notes (including delivery as contemplated by Rule 172 under the Act), either (i) any event shall have occurred as a result of which the Preliminary Prospectus, the Ratings Free Writing Prospectus or the Final Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (ii) for any other reason it shall be necessary to amend or supplement the Preliminary Prospectus, the Ratings Free Writing Prospectus or the Final Prospectus, the Depositor will promptly notify the Representative and will promptly prepare for review by the Representative and file with the Commission an amendment or a supplement to the Preliminary Prospectus, the Ratings Free Writing Prospectus or the Final Prospectus that will correct such statement or omission or effect such compliance. Neither the consent of the Underwriters to, nor the delivery by the Underwriters of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7, unless such consent specifically waives such conditions.

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(d) Earnings Statement. The Depositor will cause the Issuing Entity to make generally available to Holders as soon as practicable, but not later than fourteen months after the effective date of the Registration Statement, an earnings statement of the Issuing Entity covering a period of at least twelve consecutive months beginning after such effective date and satisfying the provisions of Section 11(a) of the Act (including Rule 158 promulgated thereunder); provided that this covenant may be satisfied by posting the monthly investor reports for the Issuing Entity on a publicly available website or filing such monthly investor reports with the Commission.

(e) Copies of Registration Statements. The Depositor will furnish to the Representative copies of the Registration Statement (which will include all exhibits), the Preliminary Prospectus, the Ratings Free Writing Prospectus, the Final Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representative may from time to time reasonably request.

(f) Copies of Reports. So long as any of the Notes are outstanding, the Depositor will furnish to the Representative copies of all reports or other communications furnished to Holders, and deliver to the Representative during such same period (i) as soon as they are available, copies of any reports furnished to or filed with the Commission, and (ii) such additional information concerning the business and financial condition of the Depositor and the Issuing Entity as the Representative may from time to time reasonably request; provided, that this covenant may be satisfied by posting such reports or other communications on a publicly available website or filing such reports or communications with the Commission.

(g) Qualification of Notes for Offer and Sale. The Depositor shall use its reasonable efforts, in cooperation with the Underwriters, to qualify the Notes for offering and sale under the applicable securities laws of such jurisdictions in the United States as the Underwriters may reasonably designate in writing and shall maintain such qualifications in effect as long as required for the sale of the Notes; provided, however, that neither NMAC nor the Depositor shall be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(h) Rating of Notes. The Depositor shall take all reasonable action necessary to enable each Rating Agency to provide the Notes with the ratings indicated in the Ratings Free Writing Prospectus from the nationally recognized statistical rating organizations named therein.

(i) Furnishing of Documents. To the extent, if any, that the rating provided with respect to the Notes by the Rating Agencies is conditional upon the furnishing of documents or the taking of any other actions by the Depositor, the Depositor shall furnish, and shall cause NMAC to furnish, such documents and take such other actions.

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(j) Annual Statement of Compliance. For so long as the Depositor is filing reports under the Exchange Act, with respect to the Issuing Entity, or until such time as the Underwriters shall cease to maintain a secondary market in the Notes, whichever occurs first, the Depositor will deliver to the Representative (i) the annual statements of compliance furnished to the Indenture Trustee pursuant to Section 8.11(b) of the 2026-B Servicing Supplement, and (ii) the annual independent certified public accountants’ reports furnished to the Indenture Trustee pursuant to Section 8.10 of the 2026-B Servicing Supplement, in each case, as soon as such statements and reports are furnished to the Indenture Trustee; provided, that this covenant may be satisfied by filing such statement or report, as applicable, with the Commission.

(k) 17g-5 Representation Compliance. NMAC will comply and will cause the Depositor to comply with each 17g-5 Representation, other than any breach of a 17g-5 Representation that would not have a material adverse effect on the Noteholders.

(l) Credit Risk Retention. NMAC will comply, and will cause each of its affiliates to comply, with the Credit Risk Retention Rules, as in effect from time to time, in connection with the Nissan Auto Lease Trust 2026-B transaction.

Section 5. Payment of Expenses. Except as otherwise agreed in writing by the parties hereto, the Depositor will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the printing (or otherwise reproducing) and filing of the Registration Statement as originally filed and of each amendment thereto; (ii) the preparation, issuance and delivery of the Notes to the Underwriters; (iii) the fees and disbursements of the Depositor’s and NMAC’s counsel and accountants; (iv) the fees of DTC in connection with the book-entry registration of the Notes; (v) the qualification of the Notes under state securities law in accordance with the provisions of Section 4(g), including filing fees and the fees and disbursements of counsel to the Underwriters in connection therewith and in connection with the preparation of the blue sky survey, if required; (vi) the printing (or otherwise reproducing) and delivery to the Underwriters of copies of each of the Preliminary Prospectus, the Ratings Free Writing Prospectus and the Final Prospectus and any amendments or supplements thereto; (vii) the reproducing and delivery to the Underwriters of copies of the blue sky survey; and (viii) the fees charged by the Rating Agencies for rating the Notes. The Underwriters shall not be responsible for the fees and disbursements of the Owner Trustee, the Indenture Trustee and their respective counsel. If the Underwriters, in accordance with the provisions of Section 7 or Section 11, terminate this Agreement, NMAC shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel to the Underwriters.

Section 6. Covenants of the Underwriters.

(a) Each of the Underwriters severally, and not jointly, covenants and agrees with the Depositor and NMAC that other than the Preliminary Prospectus, the Ratings Free Writing Prospectus, the Final Prospectus and any materials included in a Road Show authorized or approved by the Depositor and NMAC, without NMAC’s prior written approval, such Underwriter has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Act) relating to the offer and sale of the Notes that would constitute a “prospectus” or a “free writing prospectus,” each as defined in the Act or the Rules and Regulations thereunder, including, but not limited to any “ABS informational and computational materials” as defined in Item 1101(a) of Regulation AB under the Act; provided, however, that (i) each Underwriter may prepare and

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convey one or more “written communications” (as defined in Rule 405 under the Act) containing no more than the following: (A) information contemplated by Rule 134 under the Act and included or to be included in the Preliminary Prospectus, the Ratings Free Writing Prospectus or the Final Prospectus, including but not limited to, information relating to the class, size, weighted average life, rating, expected final payment date, legal maturity date, and/or the final price of the Notes, as well as a column or other entry showing the status of the subscriptions for the Notes and/or expected pricing parameters of the Notes, (B) an Intex CDI file that does not contain any Issuing Entity Information (as defined below) other than Issuing Entity Information included in the Preliminary Prospectus or the Ratings Free Writing Prospectus previously filed with the Commission, (C) information customarily included in confirmations of sales of securities and notices of allocations, (D) information regarding the credit ratings assigned to the Notes by the rating agencies hired to rate the Notes, and (E) any materials included in a Road Show (excluding the requirement for a presentation by issuer’s management) (notwithstanding the foregoing, each Underwriter agrees not to use any portion of any Road Show in a manner that would require the Depositor or NMAC to file with the Commission such portion of any Road Show as a free writing prospectus); and (ii) unless otherwise consented to by the Depositor or NMAC, no such written communication shall be conveyed in a manner reasonably designed to lead to its broad unrestricted dissemination such that, as a result of such conveyance, the Depositor or NMAC shall be required to make any filing of such written communication pursuant to Rule 433(d) under the Act. As used herein, the term “Issuing Entity Information” means any information of the type specified in clauses (1) - (5) of footnote 271 of Commission Release No. 33-8591 (Securities Offering Reform), other than Underwriter Derived Information. As used herein, the term “Underwriter Derived Information” shall refer to information of the type described in clause (5) of footnote 271 of Commission Release No. 33-8591 (Securities Offering Reform) when prepared by any Underwriter, including traditional computational and analytical materials prepared by the Underwriter.

(b) Each Underwriter, severally and not jointly, covenants with NMAC and the Depositor that on or prior to the Closing Date, and thereafter, to the extent applicable, so long as it is acting as an “underwriter” as defined in Section 2(a)(11) of the Act with respect to the Notes, it (i) has not delivered and will not deliver any Rating Information (as defined below) to any Rating Agency or any other “nationally recognized statistical rating organization” (within the meaning of the Exchange Act), and (ii) has not participated and will not participate in any oral communication of Rating Information with any Rating Agency or any other “nationally recognized statistical rating organization” (within the meaning of the Exchange Act) unless a designated representative from NMAC participates in such communication; provided, however, that if an Underwriter receives an oral communication from a Rating Agency, such Underwriter is authorized to inform such Rating Agency that it will respond to the oral communication with a designated representative from NMAC or refer such Rating Agency to NMAC, who will respond to the oral communication. “Rating Information” means any oral or written information provided to a Rating Agency for the purpose of (x) determining the initial credit rating for the Notes, including information about the characteristics of the 2026-B Series Assets and the legal structure of the Notes, or (y) undertaking credit rating surveillance on the Notes, including information about the characteristics and performance of the 2026-B Series Assets.

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(c) Each Underwriter represents that it has not engaged any Person to provide third-party “due diligence services” (as defined in Rule 17g-10 under the Exchange Act) relating to the Notes.

Section 7. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters to purchase and pay for the Notes will be subject to the accuracy of the representations and warranties on the part of the Depositor and NMAC herein on the date hereof and at the Closing Date, to the accuracy of the statements of officers of the Depositor and NMAC made pursuant to the provisions hereof, to the performance by the Depositor and NMAC of their respective covenants and other obligations hereunder and to the following additional conditions precedent:

(a) Effective Time. If the Effective Time of the Registration Statement is prior to the execution and delivery of this Agreement, the Preliminary Prospectus, the Ratings Free Writing Prospectus and the Final Prospectus (including any amendments or supplements thereto as of such date) shall have been filed with the Commission in accordance with the Rules and Regulations and Section 4(a) of this Agreement. If the Effective Time of the Registration Statement is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 p.m., New York time, on the date of this Agreement or, if earlier, the time the Final Prospectus is printed and distributed to any Underwriter, or shall have occurred at such later date as shall have been consented to by the Representative. On or prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Depositor, shall be contemplated by the Commission.

(b) Accountants’ Comfort Letter. On or before the Closing Date, a nationally recognized accounting firm who are independent public accountants shall have furnished to the Representative letters dated, respectively, (i) as of July 14, 2026 and (ii) as of the date of this Agreement substantially in the forms of the drafts to which the Representative previously agreed. Such independent public accountants shall have furnished to the Representative the third-party due diligence report referenced in Section 1(a)(xvii) of this Agreement.

(c) Officers’ Certificates.

(i) The Underwriters shall have received an officers’ certificate, dated the Closing Date, signed by the Chairman of the Board, the President or any Vice President and by a principal financial or accounting officer of the Depositor representing and warranting that, to the best of such officers’ knowledge after reasonable investigation, as of the Closing Date:

(A) The representations and warranties of the Depositor in this Agreement are true and correct in all material respects, that the Depositor has complied with all agreements and satisfied in all material respects all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, that no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge, are contemplated by the Commission.

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(B) Except as otherwise set forth in the Preliminary Prospectus or the Final Prospectus, as applicable, there has been no material adverse change, since the respective dates as of which information is given in the Preliminary Prospectus and the Final Prospectus, as then amended and supplemented (except as otherwise set forth therein and exclusive of amendments or supplements after the date hereof), in the condition, financial or otherwise, earnings or business affairs, whether or not arising out of the ordinary course of business, of the Depositor or any of its Affiliates, or in the ability of such entity to perform its obligations under each Basic Document to which it is a party or by which it may be bound. Except as otherwise indicated by the context, all references to the term “material” in this Agreement that refer to the Depositor or its Affiliates, or any of them, shall be interpreted in proportion to the business of NMAC and its consolidated subsidiaries, as a whole, and not in proportion to the business of the Depositor or its Affiliate(s) individually.

(ii) The Underwriters shall have received an officers’ certificate, dated the Closing Date, signed by the Chairman of the Board, the President or any Vice President and by a principal financial or accounting officer of NMAC representing and warranting that, to the best of such officers’ knowledge after reasonable investigation, as of the Closing Date:

(A) The representations and warranties of NMAC in this Agreement are true and correct in all material respects, that NMAC has complied with all agreements and satisfied, in all material respects, all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, that no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge, are contemplated by the Commission.

(B) Except as otherwise set forth in the Preliminary Prospectus or the Final Prospectus, as applicable, there has been no material adverse change, since the respective dates as of which information is given in the Preliminary Prospectus and the Final Prospectus, as then amended and supplemented (except as otherwise set forth therein and exclusive of amendments or supplements after the date hereof), in the condition, financial or otherwise, earnings or business affairs, whether or not arising out of the ordinary course of business, of NMAC or any of its Affiliates, or in the ability of such entity to perform its obligations under each Basic Document to which it is a party or by which it may be bound. Except as otherwise indicated by the context, all references to the term “material” in this Agreement that refer to NMAC or its Affiliates, or any of them, shall be interpreted in proportion to the business of NMAC and its consolidated subsidiaries, as a whole, and not in proportion to the business of NMAC or its Affiliate(s) individually.

(d) Opinion of In House Counsel for NMAC and the Depositor. At the Closing Date, the Representative shall have received an opinion, dated as of the Closing Date, of Ryan L. Nelson, Esq., General Counsel of NMAC and the Depositor, in form and substance reasonably satisfactory to the Underwriters and counsel to the Underwriters.

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(e) Opinion of Counsel for NMAC and the Depositor. At the Closing Date, the Representative shall have received an opinion, dated as of the Closing Date, of Mayer Brown LLP, special counsel for NMAC and the Depositor, in form and substance reasonably satisfactory to the Underwriters and counsel to the Underwriters, with respect to general corporate matters, tax matters, matters relating to the Investment Company Act of 1940, the validity of the Notes, the Registration Statement and the Final Prospectus, the effectiveness of such Registration Statement and the information contained in each of the Registration Statement and the Final Prospectus.

(f) Negative Assurance Letter. At the Closing Date, Mayer Brown LLP, as special counsel to the Depositor and NMAC, shall deliver to the Underwriters a negative assurance letter with respect to the most recent Preliminary Prospectus delivered prior to the Date of Sale, the Registration Statement and the Final Prospectus.

(g) Opinion of Special Delaware Counsel for NMAC and the Depositor. At the Closing Date, the Underwriters shall have received an opinion of Richards, Layton & Finger P.A., special Delaware counsel for NMAC, the Depositor and the Issuing Entity, dated as of the Closing Date and in form and substance satisfactory to the Underwriters and counsel to the Underwriters.

(h) Opinion of Special Bankruptcy and UCC Counsel to NMAC and the Depositor. At the Closing Date, the Underwriters shall have received an opinion of Mayer Brown LLP, special bankruptcy and UCC counsel to NMAC, NILT LLC, the Depositor and the Issuing Entity, dated as of the Closing Date and in form and substance satisfactory to the Underwriters and counsel to the Underwriters, with respect to certain bankruptcy and perfection of security interest matters.

(i) Opinion of Counsel for Indenture Trustee. At the Closing Date, the Underwriters shall have received an opinion of Chapman and Cutler LLP, counsel to the Indenture Trustee, dated as of the Closing Date and in form and substance satisfactory to the Underwriters and counsel to the Underwriters.

(j) Opinion of Counsel for Titling Company Registrar. At the Closing Date, the Underwriters shall have received an opinion of Chapman and Cutler LLP, counsel to U.S. Bank, as Titling Company Registrar, dated as of the Closing Date and satisfactory in form and substance to the Underwriters and counsel to the Underwriters.

(k) Opinion of Counsel for Owner Trustee. At the Closing Date, the Underwriters shall have received an opinion of Richards, Layton & Finger P.A., counsel to Wilmington Trust, National Association, as Owner Trustee, dated as of the Closing Date and satisfactory in form and substance to the Underwriters and counsel to the Underwriters.

(l) Opinion of Counsel to the Underwriters. At the Closing Date, the Underwriters shall have received the favorable opinion, dated as of the Closing Date, of Orrick, Herrington & Sutcliffe LLP, counsel to the Underwriters, in form and substance satisfactory to the Underwriters. In rendering such opinion, such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel reasonably satisfactory to the Underwriters.

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(m) Maintenance of Rating. At the Closing Date, the Notes shall have received the ratings indicated in the Ratings Free Writing Prospectus from the nationally recognized statistical rating organizations named therein.

(n) Additional Documents. At the Closing Date, counsel to the Underwriters shall have been furnished with such additional documents and additional opinions as it may reasonably require for the purpose of enabling it to pass upon the issuance of the Securities and the sale of the Notes as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties or the fulfillment of any of the conditions herein contained; and all proceedings taken by NMAC or the Depositor in connection with the foregoing shall be reasonably satisfactory in form and substance to counsel to the Underwriters.

(o) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Depositor and NMAC at any time at or prior to the Closing Date, and such termination shall be without liability of any party to any other party except as provided in Section 5 and except that Sections 1, 8 and 9 shall survive any such termination and remain in full force and effect.

(p) Opinion of Counsel to the Asset Representations Reviewer. At the Closing Date, the Underwriters shall have received an opinion of in-house counsel to Clayton Fixed Income Services LLC, as Asset Representations Reviewer, in form and substance reasonably satisfactory to the Underwriters and counsel to the Underwriters.

Section 8. Indemnification.

(a) Indemnification of Underwriters. The Depositor and NMAC shall, jointly and severally, indemnify and hold each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act (each, a “Control Person”), harmless against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or Control Person may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Preliminary Prospectus (it being understood that such indemnification with respect to the Preliminary Prospectus does not include the omission of pricing and price-dependent information, which information shall of necessity appear only in the Final Prospectus), the Ratings Free Writing Prospectus, the Final Prospectus, any Form ABS-15G furnished to the Commission on EDGAR with respect to the transactions contemplated by this Agreement (each, a “Furnished ABS-15G”), any amendment or supplement thereto, or any materials included in a Road Show authorized or approved by the Depositor and NMAC (when read together with the Preliminary Prospectus) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter and Control Person for any legal or other expenses reasonably incurred by such Underwriter or Control Person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that neither the Depositor nor NMAC will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with the Underwriter Information (as defined below).

22	NALT 2026-B Underwriting Agreement

(b) Indemnification of NMAC and the Depositor. Each Underwriter shall, severally and not jointly, indemnify and hold harmless the Depositor and NMAC against any losses, claims, damages or liabilities to which the Depositor or NMAC may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Preliminary Prospectus, the Ratings Free Writing Prospectus, the Final Prospectus, any Furnished ABS-15G, any amendment or supplement thereto, or any materials included in a Road Show authorized or approved by the Depositor and NMAC (when read together with the Preliminary Prospectus) or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Depositor or NMAC by such Underwriter through the Representative specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Depositor or NMAC in connection with investigating or defending any such action or claim as such expenses are incurred. The Depositor and NMAC acknowledge and agree that the only such written information furnished to the Depositor or NMAC by any Underwriter through the Representative consists of the following: the statements in the second paragraph (concerning initial offering prices, concessions and reallowances) and the statements (other than statements regarding the Depositor) in the ninth and tenth paragraphs (concerning stabilizing and other activities) under the heading “Underwriting” in each of the Preliminary Prospectus and the Final Prospectus (collectively, the “Underwriter Information”).

(c) Actions against Parties; Notification; Settlement. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the “Indemnified Party”) shall promptly notify the person against whom such indemnity may be sought (the “Indemnifying Party”) in writing of the commencement thereof, but the omission to so notify the Indemnifying Party will not relieve it from any liability that it may otherwise have to any Indemnified Party under such preceding paragraphs, and with respect to such preceding paragraphs, any such omission shall not relieve it from any liability except to the extent it has been materially prejudiced by such omission. In case any such action is brought against any Indemnified Party and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein and, to the extent that it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party (who may be counsel to the Indemnifying Party) and after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof and after acceptance of counsel by the Indemnified Party, the Indemnifying Party will not be liable to such Indemnified Party under this Section for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and

23	NALT 2026-B Underwriting Agreement

expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the contrary, (ii) the Indemnified Party has reasonably concluded (based upon advice of counsel to the Indemnified Party) that there may be legal defenses available to it or other Indemnified Parties that are different from or in addition to those available to the Indemnifying Party, (iii) a conflict or potential conflict exists (based upon advice of counsel to the Indemnified Party) between the Indemnified Party and the Indemnifying Party (in which case the Indemnifying Party will not have the right to direct the defense of such action on behalf of the Indemnified Party), or (iv) the Indemnifying Party has elected to assume the defense of such proceeding but has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Party. The Indemnifying Party shall not, with respect to any action brought against any Indemnified Party, be liable for the fees and expenses of more than one firm (in addition to any local counsel) for all Indemnified Parties, and all such fees and expenses shall be reimbursed within a reasonable period of time as they are incurred. Any separate firm appointed for the Underwriters and any Control Person in accordance with this subsection (c) shall be designated in writing by the Representative, and any such separate firm appointed for the Depositor or NMAC, or its respective managers, directors or officers who sign the Registration Statement and Control Persons in accordance with this subsection (c) shall be designated in writing by the Depositor or NMAC, as the case may be. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, with respect to an action of which the Indemnifying Party was notified and had the opportunity to participate in (whether or not it chose to so participate), the Indemnifying Party agrees to indemnify any Indemnified Party from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an Indemnified Party shall have requested an Indemnifying Party to reimburse the Indemnified Party for fees and expenses of counsel as contemplated by the fourth sentence of this paragraph, the Indemnifying Party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after actual receipt by a legal officer of such Indemnifying Party of the aforesaid request, and during such 60 day period the Indemnifying Party has not responded thereto, and (ii) such Indemnifying Party shall not have reimbursed the Indemnified Party in accordance with such request prior to the date of such settlement. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party unless such settlement (x) includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such proceeding and (y) does not include a statement as to or admission of fault, culpability or a failure to act by or on behalf of such Indemnified Party.

(d) Contribution. If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an Indemnified Party under subsection (a) or (b) above, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above in such proportion as is appropriate to reflect the relative benefits received by the Depositor and NMAC on the one hand and the Underwriters on the other from the offering of the Notes. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each Indemnifying Party shall contribute to such amount paid or payable by such Indemnified Party in such proportion as is appropriate to reflect not only such relative benefits but also the

24	NALT 2026-B Underwriting Agreement

relative fault of the Depositor and NMAC on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Depositor and NMAC on the one hand and the Underwriters on the other shall be deemed to be in the same proportion that the total net proceeds from the offering (before deducting expenses) received by the Depositor and NMAC bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Depositor or NMAC or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Depositor, NMAC and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to above in this subsection (d). The amount paid by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) Obligations Cumulative. The obligations of the Depositor and NMAC under this Section shall be in addition to any liability that the Depositor or NMAC may otherwise have and shall extend, upon the same terms and conditions, to each officer, manager, director, agent and employee of the Underwriters and to each Control Person; and the obligations of the Underwriters under this Section shall be in addition to any liability that the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each manager, director, officer, agent and employee of the Depositor or NMAC and to each officer of the Depositor or NMAC who has signed the Registration Statement.

Section 9. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of NMAC, the Depositor and their respective Affiliates submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or one of its Control Persons, or by or on behalf of NMAC, the Depositor and their respective Affiliates, and shall survive delivery of the Notes to the Underwriters.

Section 10. Failure to Purchase the Notes. If any Underwriter or Underwriters default on its or their obligations to purchase Notes hereunder and the aggregate principal amount of Notes that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of such Notes, the Representative may make arrangements

25	NALT 2026-B Underwriting Agreement

satisfactory to the Depositor for the purchase of such Notes by other persons, including the non-defaulting Underwriter or Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriter or Underwriters shall be obligated, in proportion to their commitments hereunder, to purchase the Notes that such defaulting Underwriter or Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate principal amount of Notes with respect to which such default or defaults occur exceeds 10% of the total principal amount of Notes, as applicable, and arrangements satisfactory to the non-defaulting Underwriter or Underwriters and the Depositor for the purchase of such Notes by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, or NMAC or any of its Affiliates, except as provided in Section 9.

As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter or Underwriters from liability for its default.

Section 11. Termination of Agreement.

(a) Termination; General. The Underwriters may terminate this Agreement, by notice to NMAC and the Depositor, at any time at or prior to the Closing Date if there shall have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Depositor, Nissan North America, Inc. (“NNA”) or NMAC that, in the judgment of the Representative, materially impairs the investment quality of the Notes or makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Notes; (ii) any suspension of trading of any securities of NNA on any exchange or in any over-the-counter market; (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange or any setting of minimum prices for trading on such exchange; (iv) any material disruption in commercial banking, securities settlement or clearance services in the United States; (v) any banking moratorium declared by federal or New York authorities; or (vi) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the reasonable judgment of the Representative, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Notes.

(b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 5, and provided further that Sections 1, 8 and 9 shall survive such termination and remain in full force and effect.

Section 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, delivered, sent by e-mail and confirmed. Notices (i) to the Underwriters shall be directed to the Representative at Citigroup Global Markets Inc., 388 Greenwich Street, Trading, 6th, New York, New York 10013, Attention: Emily Farrell, e-mail: emily.farrell@citi.com; (ii) to NMAC shall be directed to it at P.O. Box 685011, Franklin, Tennessee 37068-5011, Attention: Treasurer, e-mail: nathan.debernardi@nissan-usa.com; and (iii) to the Depositor shall be directed to it at One Nissan Way, Franklin, Tennessee 37067, Attention: Treasurer, e-mail: nathan.debernardi@nissan-usa.com.

26	NALT 2026-B Underwriting Agreement

Section 13. Parties. This Agreement shall inure to the benefit of and be binding upon each of the Underwriters, NMAC, the Depositor and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, NMAC, the Depositor and their respective successors and the controlling persons, managers, directors and officers referred to in Section 8 any legal or equitable right, remedy or claim under or in respect of this agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, NMAC, the Depositor and their respective successors, and the controlling persons, managers, directors and officers referred to in Section 8 and their heirs and legal representatives and for the benefit of no other person, firm or corporation. No purchaser of Notes from the Underwriters shall be deemed to be a successor by reason merely of such purchase.

Section 14. Representation of Underwriters. The Representative will act for the several Underwriters in connection with the transactions described in this Agreement, and any action taken by the Representative under this Agreement will be binding upon all the Underwriters.

Section 15. Representations, Warranties and Covenants of Underwriters. With respect to any offers or sales of the Notes outside the United States (and solely with respect to any such offers and sales) each Underwriter severally and not jointly makes the following representations, warranties and covenants:

(a) Each Underwriter represents and agrees that it will comply with all applicable laws and regulations in each jurisdiction in which it purchases, offers or sells the Notes or possesses or distributes the Preliminary Prospectus, the Final Prospectus or any other offering material and will obtain any consent, approval or permission required by it for the purchase, offer or sale by it of Notes under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such purchases, offers or sales and neither the Depositor nor NMAC shall have any responsibility therefor;

(b) No action has been or will be taken by such Underwriter that would permit public offering of the Notes or possession or distribution of any offering material in relation to the Notes in any jurisdiction where action for that purpose is required unless the Depositor or NMAC has agreed to such actions and such actions have been taken;

(c) Each Underwriter represents and agrees that it will not offer, sell or deliver any of the Notes or distribute any such offering material in or from any jurisdiction except under circumstances that will result in compliance with applicable laws and regulations and that will not impose any obligation on the Depositor or NMAC or the Underwriters;

(d) Such Underwriter acknowledges that it is not authorized to give any information or make any representation in relation to the Notes other than (i) oral communications that are consistent with the Preliminary Prospectus, the Ratings Free Writing Prospectus or the Final Prospectus and would not cause the Issuing Entity, the Depositor or NMAC to incur liability, (ii) those contained or incorporated by reference in the Preliminary Prospectus, the Ratings Free Writing Prospectus or the Final Prospectus for the Notes and (iii) any written communication pursuant to Section 6(a)(i) in accordance with Section 6 of this Agreement, or (iv) such additional information, if any, as the Depositor or NMAC shall, in writing, provide to and authorize such Underwriter so to use and distribute to actual and potential purchasers of the Notes;

27	NALT 2026-B Underwriting Agreement

(e) Each Underwriter, severally and not jointly, (i) represents to NMAC and the Depositor that as of the date of this Agreement, it (a) has not delivered any Rating Information to any Rating Agency or any other “nationally recognized statistical rating organization” (within the meaning of the Exchange Act), and (b) has not participated in any oral communication of Rating Information with any Rating Agency or any other “nationally recognized statistical rating organization” (within the meaning of the Exchange Act) unless a designated representative from NMAC participated in such communication;

(f) Each Underwriter has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000, as amended (the “FSMA”) with respect to anything done by such Underwriter in relation to the Notes in, from or otherwise involving the United Kingdom;

(g) Each Underwriter has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuing Entity or the Depositor;

(h) Each Underwriter severally represents and agrees that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Notes to any UK retail investor in the United Kingdom. For the purposes of this provision:

(i) the expression “UK retail investor” means a person who is either one (or both) of the following: (A) not a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014, as it forms part of the law of the United Kingdom (as amended); or (B) not a qualified investor as defined in paragraph 15 of Schedule 1 to The Public Offers and Admissions to Trading Regulations 2024 (as amended); and

(ii) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to buy or subscribe for the Notes.

In addition, each Underwriter will represent and agree that: (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuing Entity or the Depositor; and (b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Notes in, from or otherwise involving the United Kingdom.

(i) Each Underwriter represents and warrants that it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Notes to any EEA retail investor in the European Economic Area. For the purposes of this provision:

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(i) the expression “EEA retail investor” means a person who is one (or more) of the following: (A) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (B) a customer within the meaning of Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (C) not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129 (as amended); and

(ii) the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes.

Section 16. GOVERNING LAW; Submission to Jurisdiction.

(a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICTS OF LAWS PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

(b) EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY SHALL HAVE NONEXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THEM PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT; PROVIDED, THAT EACH PARTY HERETO ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE BOROUGH OF MANHATTAN IN NEW YORK CITY. EACH PARTY HERETO SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT ITS ADDRESS DETERMINED IN ACCORDANCE WITH SECTION 12 AND THAT SERVICE SO MADE SHALL BE COMPLETED UPON SUCH PARTY’S ACTUAL RECEIPT THEREOF. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

Section 17. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 18. No Bankruptcy Petition. Each Underwriter agrees that prior to the date that is one year and one day after the date upon which all obligations under each Securitized Financing have been paid in full, it will not institute against, or join any other Person in instituting against NILT LLC, the Depositor, the Titling Company, the Issuing Entity, or any Special Purpose Affiliate, any bankruptcy, reorganization, arrangement, insolvency or liquidation Proceeding or other Proceeding under any federal or state bankruptcy or similar law.

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Section 19. Acknowledgement. Each of NMAC and the Depositor hereby acknowledges that pursuant to this Agreement (a) the Underwriters are acting as principals and not as agents or fiduciaries of NMAC or the Depositor and (b) the engagement by NMAC and the Depositor of the Underwriters is as independent contractors and not in any other capacity. Furthermore, each of NMAC and the Depositor agrees that none of the Underwriters is advising NMAC, the Depositor or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. Each of NMAC and the Depositor agrees that it is solely responsible for independently making its own judgments with respect to the matters covered by this Agreement (irrespective of whether any of the Underwriters has advised or is currently advising NMAC or the Depositor on other matters), and the Underwriters shall have no responsibility or liability to NMAC or the Depositor with respect to any legal, tax, investment, accounting or regulatory matters. Any review by the Underwriters of NMAC or the Depositor, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of NMAC, the Depositor or any other person.

Section 20. Counterparts and Electronic Signature. This Agreement may be executed by each of the parties hereto in any number of counterparts, and by each of the parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. Each Party agrees that this Agreement and any other documents to be delivered in connection herewith may be electronically signed, and that any electronic signatures appearing on this Agreement or such other documents shall have the same effect as manual signatures for the purpose of validity, enforceability and admissibility.

Section 21. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

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(c) For purposes of this Section 21, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

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If the foregoing is in accordance with your understanding of our agreement, please sign and return to NMAC and the Depositor a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, NMAC and the Depositor in accordance with its terms.

Very truly yours,

NISSAN MOTOR ACCEPTANCE COMPANY LLC

By:	/s/ Kevin J. Cullum
Name: Kevin J. Cullum
Title: President

NISSAN AUTO LEASING LLC II

By:	/s/ Nathan Debernardi
Name: Nathan Debernardi
Title: Assistant Treasurer

S-1	NALT 2026-B Underwriting Agreement

CONFIRMED AND ACCEPTED, as of the date first above written:

CITIGROUP GLOBAL MARKETS INC.,
as Representative of the Several Underwriters

By:	/s/ John Dahl
Name: John Dahl
Title: Vice President

S-2	NALT 2026-B Underwriting Agreement

SCHEDULE A

Underwriters	Principal Amount of Class A-1 Notes	Principal Amount of Class A-2a Notes	Principal Amount of Class A-2b Notes	Principal Amount of Class A-3 Notes	Principal Amount of Class A-4 Notes
Citigroup Global Markets Inc.	$47,064,000	$153,180,000	$29,600,000	$182,780,000	$31,376,000
BNP Paribas Securities Corp.	$23,532,000	$76,590,000	$14,800,000	$91,390,000	$15,688,000
BofA Securities, Inc.	$23,532,000	$76,590,000	$14,800,000	$91,390,000	$15,688,000
MUFG Securities Americas Inc.	$23,532,000	$76,590,000	$14,800,000	$91,390,000	$15,688,000
Lloyds Securities Inc.	$3,180,000	$10,350,000	$2,000,000	$12,350,000	$2,120,000
Mizuho Securities USA LLC	$3,180,000	$10,350,000	$2,000,000	$12,350,000	$2,120,000
U.S. Bancorp Investments, Inc.	$3,180,000	$10,350,000	$2,000,000	$12,350,000	$2,120,000

Total	$127,200,000	$414,000,000	$80,000,000	$494,000,000	$84,800,000

Underwriters	Principal Amount of Class B Notes	Principal Amount of Class C Notes
Citigroup Global Markets Inc.	$12,485,000	$9,950,000
BNP Paribas Securities Corp.	$12,485,000	$9,950,000
BofA Securities, Inc.	$12,485,000	$9,950,000
MUFG Securities Americas Inc.	$12,485,000	$9,950,000

Total	$49,940,000	$39,800,000

A-1	NALT 2026-B Underwriting Agreement